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                                                                   Exhibit 10.28
                                                CONFIDENTIAL TREATMENT REQUESTED

                               AMENDMENT #2 TO THE
                             SAFENET/SOFTPK SOFTWARE
                                LICENSE AGREEMENT

     This Amendment (this "Amendment"), dated as of December 26, 2001 (the "Amendment Effective Date") by and between SafeNet, Inc., a Delaware corporation,("SafeNet") and NetScreen Technologies, Inc., a Delaware corporation ("Licensee"), amends that certain Software License Agreement, dated as of June 30, 2000 and amended on June 22, 2001(collectively the "Agreement") by and between SafeNet and Licensee. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meaning ascribed to them in the Agreement.

     WHEREAS, the parties desire to amend the Agreement as set forth in herein to provide for additional provisions to the Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and obligations herein contained, as well as other good and valuable consideration, the parties hereto agree that the Agreement shall be amended as follows:

       1. Definitions. The following new definitions are added to Section 1
          -----------
("Definitions") of the Agreement:

          .  "Statement of Work" or "SoW" shall mean a written agreement
              -----------------      ---
executed by and between the Parties that contemplates a mutually beneficial business relationship and transaction that is within the scope of the Agreement.

       2. Statements of Work. The following Section will be added to the
          ------------------
Agreement as Section 2 (a) and (b)

                (a) SafeNet or Licensee have agreed to enter into a SoW under this Agreement (Attachment D). The SoW shall only become effective upon execution by authorized representatives of both Parties. Fees related to the SoW will be based on SafeNet's standard professional services rate of ***** Dollars (US $*****) per day per engineer or as otherwise agreed by the Parties.

                (b) Any and all technology created in connection with the SoW ("Deliverables") will be considered part of the Software licensed in the Agreement and will be subject to the same rights and restrictions regarding the Software set forth in the Agreement, and SafeNet shall retain all right, title and interest in and to such technology. SafeNet shall not market or otherwise disclose the existence of any Deliverable to a third party, without the prior written consent of Licensee, for a period of ***** following February 28,
2002.
_______
***** Confidential treatment has been requested for portions of this exhibit.
      The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


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     3. Deliverables. The following provision will be added to the Agreement at
        ------------
the end of Section 8:

        Deliverables shall also include items described in additional SoW(s) which may, from time to time, be negotiated and executed between the parties.

     4. Modifications. The following provision will be added to the Agreement at
        -------------
the end of Section 10:

        Pursuant to any SoW(s) issued under this Agreement, after delivery and acceptance of a Deliverable, provided that Licensee is an extended maintenance customer under the Agreement, any and all bug-fixes, updates and upgrades necessary to ensure compliance with the Specifications ("Modifications"), will be provided. Licensee will prepare and deliver to SafeNet a written notice describing any requested Modifications in sufficient detail to allow SafeNet to complete the Modifications ("Modification Notice"). SafeNet will use all reasonable efforts to make the Modifications, and SafeNet will submit the Modification to Licensee within the time frames specified in the maintenance program under the Agreement and in no event more than three (3) business days of the date of the Modification Notice unless otherwise agreed by the parties. In the event that SafeNet cannot or refuses to perform Modifications, Licensee shall be entitled to a full refund of the original fee for the Deliverable until February 28, 2002. Following any refund, Licensee shall have no further right to use any Deliverable.

     3. Attachment D.  Attachment D hereto shall be added to the Agreement.
        ------------

     4. Attachment E.  Attachment E hereto shall be added to the Agreement.
        ------------

     5. Order of Precedence.  This Amendment is supplementary to and modifies
        --------------------
the Agreement. The terms of this Amendment supersede provisions of the Agreement only to the extent that it is expressly provided for herein, or to the extent that the terms hereof expressly conflict with the terms of the Agreement. However, nothing contained in this Amendment should be interpreted as invalidat-ing the Agreement, and provisions of the Agreement will continue to govern relations between SafeNet and Licensee insofar as they do not expressly conflict with this Agreement.



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      6.  Governing Law. This Amendment shall be interpreted, construed and
          -------------
enforced in all respects in accordance with the laws of the State of Delaware, except for its conflicts of laws principles.

      7.  Counterparts. This Amendment may be executed in counterparts, each of
          ------------
which will be deemed an original and all of which together will constitute one and the same document.

      IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed effective as of the date first set forth above.


      SAFENET, INC.                               LICENSEE


      By:    /s/ Carole D. Argo                   By:    /s/ Yan Ke
             ------------------                          -----------------

      Name:  Carole D. Argo                       Name:  Yan Ke
             ------------------                          -----------------


      Title: CFO                                  Title: VP of Software
             ------------------                           ----------------


      Date:  12/26/01                             Date:  12/21/01
             ------------------                          -----------------






                                      -3-

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                                  Attachment D
                                Statement of Work

                                  Introduction

Project Pluto is an improvement to the SoftRemote installation process that allows user-based customization to be done. The installation can be adjusted post build time (typically by the OEM or system administrator) to install additional components. It can also be adjusted to present specific dialogs and/or billboards to the end user. In addition, there will be a method in which the client can be configured as a "managed client" with reduced functionality available to the end user.

This Pluto SOW document defines the major documents comprising the overall project and defines other project-related topics.

                                   Definitions

2.1 Pluto - refers only to the installation-related code and files built in-and-around InstallShield.

2.2 The Product - refers to the Pluto installation software combined with SoftRemote v7.0.x. (Version 7.0.1 is the current release of the client and it is expected that the Product version number will be bumped to 7.0.2 when the Pluto enhancements are made. No other functional changes, bug fixes or enhancements will be made to the base SoftRemote client.

                                 Pluto Documents

3.1 Pluto Requirements - marketing requirements are specified, as negotiated with NetScreen. Currently complete and available.

3.2 Pluto Functional Spec - design specification for technical behavior and operation, as iterated and approved with NetScreen. Currently complete and available.

3.3 Pluto Test Plan - document describing specific tests to be performed on the product in SafeNet QA testing lab. To be delivered with the Product on-or-before the final delivery milestone.

3.4 Pluto User Interface Reference Guide - document describing the ways that NetScreen may configure, customize, invoke or otherwise control the Product. To be delivered with the Product on-or-before the final delivery milestone.

3.5 Pluto Release Notes - HTML document describing specific release functionality, limitations, possible workarounds, and a list of outstanding bugs against this Product release. To be delivered with the Product on-or-before the final delivery milestone.

                             Operational Limitations

By nature of the specific "co-branding" product build mechanism engaged for NetScreen, only they will have the ability to use and take advantage of any/all features defined in Pluto for the agreed upon one (1) year period. Others, including SafeNet with its native

                                      -4-

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version of the VPN client, will have no indication of additional installer capabilities and mechanisms. Additionally, no "backdoors" will be placed into the code to access underlying latent mechanisms.

                         Delivery Definition & Milestone

SafeNet is committed to deliver, by December 28, 2001, the following:

5.1 A fully tested, production-qualified co-branded binary version of SoftRemote 7.0.x containing the specified installer capabilities;

5.2 All Pluto related documents enumerated in Section 3.

                           NetScreen Responsibilities

6.1 By nature of the configurability offered by Pluto, it would be beneficial for NetScreen to supply, in advance of the delivery date, their actual components to be used in product integration. Otherwise, SafeNet will provide trivial components (INI files, referenced applications, graphic components, GUI banners, et a1) constituting a demonstrable system, and NetScreen will need to substitute and integrate their actual target components in order to prepare the product for final release.

6.2 Again by nature of the flexibility and configurability offered by Pluto, NetScreen may find it necessary to modify the HTML cover page and/or the online Help (CHM files) to properly reflect specific behavior and GUI differences from the base SoftRemote product.

                         Product Support and Maintenance

SafeNet will support the Pluto component of the Product on v7.0.x and all later versions of the SoftRemote client, much in the same manner as proscribed in the company's normal product support and maintenance commitments for SoftRemote, with all attendant response times, communications, etc.

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                                  Attachment E
                                  Fee Schedule

The Fee for the work performed per the SoW is ***** Dollars ($*****), a Fee which is based on SafeNet's standard professional services rate of ***** Dollars (US $*****) per day per engineer. This Fee is a flat fee for the delivery of a final product conforming to the specifications as agreed upon by the Parties. Pursuant to the SoW, if the final Product is not delivered on or before SafeNet shall discount the fees associated with the services performed under this amendment by a rate of ***** percent (*****%) per business day during the duration of the delayed delivery.

The Fee is to be paid according to the following schedule:

100% upon delivery of the Deliverable(s) outlined in the SoW
_______
***** Confidential treatment has been requested for portions of this exhibit.
      The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                                      -6-